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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan, as amended, the 1992 Employee Stock Purchase Plan, as amended, and the 1995 Director Option Plan of Catalytica, Inc. of our report dated January 29, 1996, with respect to the consolidated financial statements of Catalytica, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

San Jose, California
August 5, 1996